EXHIBIT 21.1

SUBSIDIARIES

1919 Riverside Corp.
Aiken Bingo, Inc.
Ambler Bingo, Inc.
Ambler Charitable Bingo RE Inc
Americana I, Inc.
Americana II, Inc.
Americana III, Inc.
Americana IV, Inc.
Bing-O-Rama, Inc.
Capitol Charities, Inc.
Charity Bingo, Inc.
Columbia One Corp.
Coastal Bend Bingo Inc.
Concessions Corp.
Conway Bingo, Inc.
El Paso Bingo Inc.
Entertainment Inc.
Galley Hall Bingo RE Inc
Gamecock Promotions, Inc.
Georgetown RE, Inc.
Hidalgo Charities Inc.
Hidalgo Charities II Inc.
Hidalgo Partnership, Ltd
Lavaca Enterprises, Inc.
Littlefield Charitable Bingo Management Consulting Inc.
Littlefield Corporation
Littlefield General Partner Inc.
Littlefield Hospitality Inc.
Low Country Promotions, Inc.
LTFD Management Co Inc
Lucky Bingo, Inc.
McCall Development of Charleston, LLC
Meeks Management Company
Midland Lucky Ltd
Midlands Promotions, Inc.
Palmetto RE, Inc.
Palmetto Upstate Promotions, Inc.
Parkway Bingo, Inc.
Pensacola One, Inc.
S.A. Charities, Inc.
SA Charitable Bingo RE Inc.
San Angelo Charitable Bingo II Inc.
San Angelo Charitable Bingo Inc.
Southern Blvd Bingo
Strike It Rich Bingo, Inc.
The Samaritan Associates, Inc.
Texas Charities, Inc.
Texas Concessions, Inc.
Travis Concessions, Inc.
Walterboro Bingo Inc.
West Texas Bingo, Inc.